Exhibit 99.1

GSI Group Reports Favorable Decision by Nasdaq

Bedford, MA, July 22, 2009: GSI Group Inc. (Nasdaq: GSIG, the “Company”), a supplier of precision technology and semiconductor systems, today announced that the Nasdaq Hearings Panel (the “Panel”) has determined to grant the Company’s request for continued listing on The Nasdaq Stock Market (“Nasdaq”). The Panel’s determination is conditioned on the Company (i) reporting to the Panel on or before August 31, 2009 the status of its public disclosure about the range of adjustments the Company expects to make to revenue transactions in its Precision Technology Segment for 2004 through 2008 and (ii) filing on or before November 2, 2009 its delayed periodic reports and any required restatements. Should the Company be unable to meet the exception requirements, the Panel will issue a final determination to delist the Company’s shares.

As previously announced, on May 6, 2009, the Company received a staff determination notice from Nasdaq, indicating that the Company’s common stock is subject to delisting since the Company is not in compliance with Listing Rule 5250(c) due to the delayed filing of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 26, 2008 and Annual Report on Form 10-K for the fiscal year ended December 31, 2008. Subsequently, on May 14, 2009, the Company received an additional staff determination notice from Nasdaq, due to the delayed filing of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 3, 2009. The Company previously requested, and was granted, a hearing before the Panel to appeal the staff determination and request additional time to file its periodic reports. The Panel hearing was held on June 11, 2009.

As previously disclosed, the Company’s Audit Committee has concluded its review of sales transactions in the Company’s Semiconductor Systems Segment, along with other sales transactions that contain arrangements with multiple deliverables, for fiscal years 2006, 2007 and 2008, and the Company is currently reviewing the timing of revenue recognized in connection with multiple element arrangements in its Precision Technology Segment from 2004 through 2008 to determine if adjustments need to be made to those periods. The Company is working diligently to complete the preparation and filing of its delayed periodic reports, in addition to restated financial statements for fiscal years 2006, 2007 and 2008.

About GSI Group Inc.

GSI Group Inc. supplies precision technology to the global medical, electronics, and industrial markets and semiconductor systems. GSI Group Inc.’s common shares are listed on Nasdaq (GSIG).

Safe Harbor and Forward Looking Information

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “plan,” and other similar expressions. These forward-looking statements include, but are not limited to, statements related to: the prior review of the Semiconductor Systems Segment by the Company’s Audit Committee and the results of that review; completion of the Company’s review of the Precision Technology Segment; completion of the restatement of the Company’s financial results for fiscal years 2006, 2007 and 2008; completion and filing of the Company’s delayed periodic reports; the delisting proceedings with Nasdaq; and other statements that are not historical facts. These forward looking statements contain estimates and involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward looking statements, including, but not limited to, the following: the highly unpredictable nature of the semiconductor and electronics materials processing industry; deteriorating market conditions; the effect of the current financial and economic crises on credit markets, financial institutions, customers, suppliers and consumers; the Company’s ability to manage its significant indebtedness in light of current economic and business conditions; the potential results of any restructuring of outstanding indebtedness including the issuance of a substantial amount of equity securities in exchange for a portion of such indebtedness and the dilutive impact of such issuance, the renegotiation of the terms of indebtedness that remains outstanding or the incurrence of additional material obligations as part of any such restructuring; the Company’s ability to reduce operating expenses and achieve anticipated cost reductions and savings; the Company’s ability to grow and increase profitability; future liquidity and valuation of auction rate securities; changes in accounting standards; failures of the Company to properly identify the timing of when revenue should be recognized; the Company’s ability to quickly increase manufacturing capacity and promptly respond to fluctuating product demands; the Company’s need to invest in research and development; the Company’s ability to develop and deliver new competitive technology and enhancements and customer acceptance thereof; failure to identify and manage weaknesses in internal controls; the effects of competition; risks related to consolidation of operations and the integration of operations and employees of acquired businesses, including Excel; the Company’s inability to recognize synergies of acquired businesses, including Excel; the completion and outcome of the Company’s financial restatements and review of financial results; the Company’s ability to complete and file its delayed periodic reports with the SEC on a timely basis; the Company’s ability to meet the requirements for continued listing of the Company’s shares on Nasdaq; and the risks of existing and future litigation and governmental or other regulatory inquiry or proceedings arising out of or related to the Company’s revenue recognition practices. Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and in the Company’s subsequent filings with the SEC made prior to or after the date hereof. Such statements are based on the Company’s management’s beliefs and assumptions and on information currently available to the Company’s management. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document. The unaudited financial information presented in this press release is subject to change based on, among other factors, the completion of the work attendant to the restatement of the Company’s financial statements and the completion of its delayed periodic reports herein discussed. The information included in this press release is not intended as and should not be viewed as a substitute for full financial statements.

For more information contact:

GSI Group Inc. Investor Relations

Telephone: 781-266-5137

Email: InvestorRelations@gsig.com